EXHIBIT 99.2

Privileged & Confidential

Preliminary Draft Work Product

N U V E R R A   E N V I R O N M E N T A L   S O L U T I O N S

2016 Pro Forma Liquidity Rollforward

The liquidity rollforward below reflects 100% participation in the debt-for-debt exchange

LIQUIDITY ROLLFORWARD
($ in millions)	Jan-16	Feb-16	Mar-16	Apr-16	May-16	Jun-16	Jul-16	Aug-16	Sep-16	Oct-16	Nov-16	Dec-16	FY2016
EBITDA	$0.9	$0.1	$0.6	$1.0	$1.3	$1.8	$2.4	$2.5	$2.5	$2.6	$2.6	$2.7	$21.0
(-) Capital Expenditures	(0.5)	(0.1)	(0.9)	0.0	0.0	(0.2)	(1.0)	(0.4)	(0.2)	(0.6)	(0.4)	(0.2)	(4.5)
(-) Cash Interest	(0.3)	(0.3)	(0.2)	(19.9)	(0.2)	(0.2)	(0.2)	(0.1)	(0.1)	(0.2)	(0.2)	(0.1)	(21.9)
+/(-) Other (Δ in Working Capital, Capital Lease Payments, Transaction Fees, etc.)	(0.5)	2.0	(2.6)	(3.8)	1.3	(0.5)	(1.7)	(0.9)	(3.8)	(0.4)	0.8	0.7	(9.5)
+ Proceeds from Asset Sales	0.0	0.0	5.0	0.8	0.3	0.0	3.0	1.0	0.0	0.0	2.0	0.0	12.1
Free Cash Flow Before Financing	($0.3)	$1.7	$2.0	($21.9)	$2.6	$0.9	$2.5	$2.0	($1.6)	$1.3	$4.8	$3.1	($2.8)
+ Proceeds from Issuance of Debt / Equity	0.0	0.0	0.0	24.0	0.0	5.0	0.0	0.0	0.0	0.0	0.0	0.0	29.0
+/(-) Draw/(Paydown) on ABL Revolver	(5.0)	(20.0)	(16.7)	(3.1)	(2.6)	(5.9)	(2.5)	(2.0)	1.6	(1.3)	(4.8)	(3.1)	(65.5)
Free Cash Flow	($5.3)	($18.3)	($14.7)	($1.0)	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	($39.3)

Beginning ABL Revolver Balance	$101.8	$96.8	$76.8	$60.2	$57.1	$54.5	$48.5	$46.0	$44.0	$45.6	$44.3	$39.4	$101.8
Draw/(Paydown) on ABL Revolver	(5.0)	(20.0)	(16.7)	(3.1)	(2.6)	(5.9)	(2.5)	(2.0)	1.6	(1.3)	(4.8)	(3.1)	(65.5)

Ending ABL Revolver Balance	$96.8	$76.8	$60.2	$57.1	$54.5	$48.5	$46.0	$44.0	$45.6	$44.3	$39.4	$36.3	$36.3

Borrowing Base, net of reserves and letters of credit	$100.6	$77.4	$75.3	$75.7	$76.0	$78.8	$76.2	$77.3	$78.4	$72.5	$72.5	$72.5	$72.5
Less: ABL Revolver Balance	(96.8)	(76.8)	(60.2)	(57.1)	(54.5)	(48.5)	(46.0)	(44.0)	(45.6)	(44.3)	(39.4)	(36.3)	(36.3)

Availability on ABL Revolver	$3.7	$0.6	$15.1	$18.6	$21.5	$30.3	$30.3	$33.4	$32.8	$28.3	$33.1	$36.2	$36.2

Beginning Cash	$39.3	$34.0	$15.7	$1.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$39.3
+/(-) Free Cash Flow	(5.3)	(18.3)	(14.7)	(1.0)	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	(39.3)
Ending Cash	$34.0	$15.7	$1.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0

Total Liquidity (Cash + Availability)	$37.7	$16.3	$16.1	$18.6	$21.5	$30.3	$30.3	$33.4	$32.8	$28.3	$33.1	$36.2	$36.2

ABL Revolver	$96.8	$76.8	$60.2	$57.1	$54.5	$48.5	$46.0	$44.0	$45.6	$44.3	$39.4	$36.3	$36.3
New Last Out 1st Lien Term Loan	0.0	0.0	0.0	24.0	24.0	24.0	24.0	24.0	24.0	25.6	25.6	25.6	25.6
New 2nd Lien Cash Pay/PIK Notes	0.0	0.0	0.0	368.6	368.6	368.6	368.6	368.6	368.6	391.6	391.6	391.6	391.6
Senior Unsecured Notes	400.0	400.0	400.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Other	17.9	18.2	17.9	17.1	16.6	16.2	15.2	14.8	14.3	13.4	12.9	12.4	12.4

Total Debt	$514.7	$495.0	$478.1	$466.8	$463.7	$457.3	$453.8	$451.3	$452.5	$474.8	$469.5	$465.9	$465.9
Net Debt	$480.7	$479.3	$477.1	$466.8	$463.7	$457.3	$453.8	$451.3	$452.5	$474.8	$469.5	$465.9	$465.9